Exhibit 3.70

BY-LAWS

OF

KIMBALL HILL HOMES WASHINGTON, INC.

ARTICLE I
OFFICES

The corporation shall continuously maintain in the State of Washington a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the state.

ARTICLE II
SHAREHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the date designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the Chairman & Chief Executive Officer, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETING. All meetings of the shareholders shall be held at the principal office of the corporation, except that the board of directors, acting by unanimous vote or consent, may designate another place, either within or outside the State of Washington as the place of meeting for any annual meeting or for any special meeting called by the board of directors.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and time of the meeting, and in the case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a meeting to consider a merger or consolidation not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman & Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a meeting to consider a proposed merger or consolidation not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which may have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise specifically provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, unless voting rights as to such Shares have been limited or denied.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the share so transferred.

Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a period not to exceed ten years by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 11. NO CUMULATIVE VOTING. In all elections for directors, there shall be no cumulative voting by any shareholder of any shares permitted to vote.

SECTION 12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders entitled to vote with respect to the subject matter thereof owning such number of shares as may be required by law, the articles of incorporation or these by-laws to take such action, provided that the shareholders who sign such consent take all action that may be required by law in order for such consent to be valid and effective.

SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III
DIRECTORS

SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The board of directors shall consist of three directors. Each director shall hold office until the later of (a) the next annual meeting of shareholders, or (b) the election and qualification of his successor. Directors need not be residents of Washington or shareholders of the corporation. The number of directors may be increased or decreased from time to time by an amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held, without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETING. Special meetings of the board of directors may be called by or at the request of the Chairman & Chief Executive Officer or any director. The person calling or requesting a special meeting of the board of directors may designate the time and place of such special meeting. If no designation is made, the special meeting shall be held at the principal office of the corporation.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered on the third day after deposit in the United States mail so addressed, with postage thereon prepaid. If notice is given by telefax, such notice shall be deemed to be delivered when the telefax is transmitted to the director’s telefax machine. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the number of directors then in office shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors is present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation or these by-laws.

SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors.

SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors or any other action which may be taken at a meeting of the board of directors or a meeting of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with any third party.

SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. The corporation shall reimburse those directors who are not employees of the corporation for their expenses, if any, of attending meetings of the board. Reimbursement of such expenses shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be conclusively presumed to have assented to the action taken unless either (a) his dissent shall have been entered in the minutes of the meeting, or (b) before the adjournment of the meeting, he shall have filed his written dissent to such action with the person acting as the secretary of the meeting, or (c) within two days after the adjournment of the meeting, he shall have delivered his written dissent by registered mail to the Secretary of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12. COMMITTEES. The board of directors may create committees (including, for example and not by way of limitation, an executive committee, an audit committee and a compensation committee), each consisting of no less than two directors designated from time to time by the board of directors, which shall exercise such authority with respect to the management and direction of the corporation as may be specified from time to time by the board of directors. Unless otherwise provided by the board of directors, committees shall be subject to the following;

(a)                     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance with them, except as otherwise provided in the bylaws or required by law;

(b)                    Appropriate provision shall be made for notice of meetings to all committee members;

(c)                     A majority of the members of the committee shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present at the meeting;

(d)                    Any member of a committee may be removed at any time, with or without cause, by the board of directors, and any member of a committee may resign from a committee at any time by giving written notice to the Chairman & Chief Executive Officer of the corporation;

(e)                     Any vacancy on a committee may be filled by action of the board of directors;

(f)                       Each committee shall make periodic reports as appropriate to the board of directors.

SECTION 13. TELEPHONE AND SIMILAR MEETINGS. The board of directors and any committee established by the board may hold meetings, and the directors may participate in meetings required or permitted under these by-laws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV
OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a Chairman & Chief Executive Officer, one or more Vice Chairmen, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary, one or more Assistant Treasurers and Assistant

Secretaries, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

SECTIONS 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. CHAIRMAN & CHIEF EXECUTIVE OFFICER. Subject to the direction and control of the board of directors, the Chairman & Chief Executive Officer shall be the chief executive officer of the corporation and shall have the following general duties and responsibilities: be in overall charge of the business of the corporation; see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; establish and communicate the mission, objectives, goals and operating principles applicable to all business operations of the corporation; and, in general, discharge all duties incident to the office of Chairman & Chief Executive Officer and such other duties as may be prescribed by the board of directors from time to time. The Chairman & Chief Executive Officer also shall preside at all meetings of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, the Chairman & Chief Executive Officer may execute for the corporation any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed;

SECTION 5. VICE CHAIRMEN. The Vice Chairman (or Chairmen) shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or by the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, each Vice Chairman may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 6. PRESIDENT. The President shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or by the board of directors. In the absence of the Chairman & Chief

Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman & Chief Executive Officer, and when so acting, shall have all the powers of the Chairman & Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, the President may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 7. VICE PRESIDENTS. Each of the Vice Presidents shall assist the Chairman & Chief Executive Officer in the discharge of his duties as the Chairman & Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors. In the absence of the President or in the event of his inability or refusal to act, the Vice Presidents in the order of seniority of tenure as Vice President (unless otherwise directed by the Chairman & Chief Executive Officer) shall perform the duties of the President, and when so acting, shall have all the powers of the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, each of the Vice Presidents may execute for the corporation any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the corporation. He shall have charge of and be responsible for the maintenance of adequate books of account for the corporation, have charge and custody of all funds and securities of the corporation and be responsible for the receipt and disbursement thereof, and perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.

SECTION 9. TREASURER. The Treasurer shall be responsible for the corporation’s cash management systems and procedures and the corporation’s banking and finance relationships with lenders and investors, and shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.

SECTION 10. SECRETARY. The Secretary shall record the minutes of meetings of the board of directors or actions taken by unanimous written consent of the board of directors, be custodian of the corporation’s records and the corporate seal (if any), sign with the Chairman & Chief Executive Officer or a Vice Chairman or the President or a Vice President or any other officer authorized by the board of directors any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, except when a different mode of execution is expressly prescribed by the board of directors, and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman & Chief Executive Officer or the board of directors.

SECTION 11. ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as from time to time shall be assigned to them by the Chief Financial Officer, the Treasurer, the Chairman & Chief Executive Officer or the board of directors.

SECTION 12. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as from time to time shall be assigned to them by the Secretary, the Chairman & Chief Executive Officer or the board of directors.

SECTION 13. DELEGATION OF AUTHORITY. Each officer shall have the power and authority, in his sole discretion, to delegate any and all of his duties and responsibilities as an officer of the corporation.

SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time to be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the Chairman & Chief Executive Officer, a Vice Chairman, the President or a Vice President or such other officer as may be designated by resolution of the board of directors and by the Secretary or an Assistant Secretary, and shall be unsealed or sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Washington law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VII
FISCAL YEAR

The fiscal year of the corporation for income tax purposes shall end on the 31st day of December in each year. The fiscal year of the corporation for financial reporting and related accounting purposes shall end on the 30th day of September in each year. Any fiscal year of the corporation may be otherwise fixed by resolution of the board of directors.

ARTICLE VIII
DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE IX
SEAL

Should the board of directors deem a corporate seal appropriate, then the corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, State of Washington”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given under these by-laws, the articles of incorporation or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

The power to make, alter, amend or repeal the by-laws of the corporation shall be vested in the board of directors, unless reserved to the shareholders by the articles of incorporation. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

ARTICLE XII
INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or any other corporation, partnership, joint venture, trust or other entity in which the corporation has an interest (collectively, an “Action”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Any indemnification under section 1 (unless ordered by the court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such Action, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any Action, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

            SECTION 3. Expenses (including attorneys’ fees) actually and reasonably incurred by a director, officer, employee or agent of the corporation in connection with the defense or disposition of any Action may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of (a) an affidavit by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 1, and (b) an undertaking by such person to repay to the corporation the amounts so paid if it is ultimately determined that he is not entitled to indemnification as authorized in Section 1, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make repayment. Any payment of expenses under this section 3 shall be made in the sole discretion of the corporation and on such terms and conditions as the corporation, in its sole discretion, deems appropriate.

SECTION 4. If both the corporation and any person to be indemnified are parties to an Action, legal counsel representing the corporation therein may, at the request of such person, also represent such person (unless such dual representation would involve such legal counsel in a conflict of interest in violation of applicable law or principles of professional ethics), and the corporation shall pay all fees and expenses of such legal counsel incurred during the period of dual representation other than those, if any, that would not have been incurred if legal counsel were representing only the corporation. Any allocation of fees and expenses between the corporation and such person made by legal counsel shall be final and binding upon the corporation and such person.

SECTION 5. The indemnification and advancement of expenses provided in this article shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the corporation may be entitled under any contract, agreement or otherwise, both as to action in his official capacity and as to action in another capacity while holding such position or office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.